UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2007 (May 22, 2007)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Avenue, Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On May 22, 2007, Crimson Exploration Inc. issued a press release announcing financial results for the first quarter ended March 31, 2007 and recent operational activity. The press release is included in this report as Exhibit 99.1.

The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated May 22, 2007 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION, INC.

Date:	May 23, 2007	/s/ E. Joseph Grady

E. Joseph Grady

Chief Financial Officer and

Senior Vice President

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press Release dated May 22, 2007

Exhibit 99.1

Crimson Exploration Inc. Announces First Quarter 2007 Financial Results and Operational Update

Houston, TX – (BUSINESS WIRE) – May 22, 2007 - Crimson Exploration Inc. (OTCBB: CXPO - News) today announced financial results for the first quarter 2007 and an operational update.

Highlights

•	Acquisition in May 2007 of 96 Bcfe of South Texas and upper Gulf Coast onshore properties from EXCO Resources, Inc. for approximately $289.6 million
•	Completion of two successful wells in the Rodessa formation of our Madisonville Field; initial production projected in early June
•	Acquired 2,500 acres to date in the Fort Worth Barnett Shale play in Johnson and Tarrant Counties, Texas; initial well projected in early June
•	Drilled three stratigraphic core tests on our 125,000 option acreage on our Mississippi coal bed methane project, with encouraging initial results

Summary Financial Results

Revenues for the first quarter of 2007 were $4.5 million compared to revenue of $5.1 million in the prior year’s quarter, an approximate 12% decrease due to lower production volumes and lower average realized prices, both of which are quantified below.

Production for the first quarter of 2007 was 542,818 mcfe of natural gas equivalents, or 6,031 mcfe per day, compared with production of 592,682 mcfe, or 6,585 per mcfe day, in the 2006 quarter.

Average realized prices in the 2007 quarter (including the effects of realized gains/losses on our commodity price hedges) were $60.28, $7.07 and $8.33 per barrel, mcf and mcfe, respectively. For the 2006 quarter, average realized prices were $58.11, $7.71 and $8.63 per barrel, mcf and mcfe, respectively.

Total Operating Expenses for the 2007 quarter were $5.1 million compared to $4.1 million in the 2006 quarter. Of the $1.0 million increase in total operating expenses, field operating expenses were up approximately $0.2 million due to higher costs of restoring production in certain fields. General and administrative costs increased by $0.6 million, approximately $0.3 million of which was related to non-cash compensation expense related to the 2006 adoption of SFAS 123R for employee stock options. Exploration expense was $136,000 in the 2007 quarter, compared to $9,000 in the 2006 quarter.

Other Income and Expense was a net negative $2.0 million for the 2007 quarter compared to a net positive of $1.1 million in the 2006 quarter. This change is primarily due to the change in the mark-to-market valuation on our derivative instruments.

Cash flow from operations for the first quarter of 2007, exclusive of changes in working capital, was $1.3 million, a $1.1 million decrease over the $2.4 million reported for the 2006 quarter.

Net loss for the first quarter of 2007 was $1.6 million compared to net income of $1.4 million for the first quarter of 2006. For the quarter, the changes period over period, net of taxes, were as follows:

Net Income 1Q06	$1,372,809
Lower field operating margins	(723,223)
Other	(330,449)
Change in mark-to-market value on commodity hedges	(1,881,731)
Net Loss 1Q07	$(1,562,594)

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three month periods ending March 31, 2007 and 2006:

	Three Months
	Ended March 31,
	2007	2006	%
Total Volumes Sold:
Crude oil (barrels)	38,287	45,846	-16%
Natural gas (mcf)	313,096	317,606	-1%
Natural gas equivalents (mcfe)	542,818	592,682	-8%

Daily Sales Volumes:
Crude oil (barrels)	425	509	-16%
Natural gas (mcf)	3,479	3,529	-1%
Natural gas equivalents (mcfe)	6,031	6,585	-8%

Daily Sales Volumes (mcfe) by Area:
Cameron Parish LA	3,103	3,113	0%
Texas Onshore	2,255	2,826	-20%
DJ Basin CO	624	600	4%
Other	49	46	8%
	6,031	6,585	-8%

Average oil sales price ($ per bbl):
Average price received in field	$55.83	$61.04	-9%
Realized effects of hedging instruments	4.45	(2.93)	na
Net realized price, after hedging	$60.28	$58.11	4%

Average basis differential (NYMEX – WTI)	$(2.45)	$(2.56)

Average gas sales price ($ per mcf):
Average price received in field	$6.71	$7.81	-14%
Realized effects of hedging instruments	0.36	(0.10)	na
Net realized price, after hedging	$7.07	$7.71	-8%

Average basis differential (Houston Ship Channel)	$0.04	$0.26

Selected Costs ($ per mcfe):
Lease operating expenses	$3.34	$2.66	25%
Depreciation and depletion expense	$1.42	$1.27	12%
General and administrative expense	$4.26	$2.91	46%
Interest	$0.03	$0.02	98%

Cash provided by operating activities,
exclusive of changes in working capital	$1,254,790	$2,389,682	-47%

Capital expenditures
Leasehold acquisition	$1,214,193	$7,919,294
Exploratory	—	—
Development	5,134,308	879,825
Other	69,200	51,267
	$6,417,701	$8,850,386

Capital expenditures by Area
Cameron Parish LA	$25,696	$403,679
Texas Onshore	6,221,995	8,345,337
Texas Offshore	—	—
DJ Basin CO	44,859	50,103
Other	125,151	51,267
	$6,417,701	$8,850,386

Earnings per Common Share
Basic	$(0.74)	$0.16
Fully Diluted	$(0.74)	$0.16

CRIMSON EXPLORATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2007	2006
ASSETS
Total current assets	$4,751,036	$4,231,983
Net property and equipment	82,192,828	76,546,892
Total other assets	3,988,672	3,923,847

Total Assets	$90,932,536	$84,702,722

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$7,531,605	$10,932,155
Total non-current liabilities	22,943,943	12,444,784
Total stockholders’ equity	60,456,988	61,325,783

Total Liabilities & Stockholders’ Equity	$90,932,536	$84,702,722

CRIMSON EXPLORATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	March 31,
	2007	2006

OPERATING REVENUES
Oil and gas sales	$4,520,789	5,113,497
Operating overhead and other income	26,337	26,152
Total Operating Revenues	4,547,126	5,139,649

OPERATING EXPENSES
Lease operating expenses	1,812,208	1,579,320
Exploration expenses	135,611	8,777
Depreciation, depletion and amortization	771,766	754,376
Dry holes, abandoned property and impaired assets	—	4,386
Asset retirement obligations	74,719	20,994
General and administrative	2,310,227	1,723,663
Total Operating Expenses	5,104,531	4,091,516

INCOME (LOSS) FROM OPERATIONS	(557,405)	1,048,133

OTHER INCOME (EXPENSE)
Interest expense	(17,969)	(9,922)
Other financing cost	(77,258)	(45,117)
Loss from equity in investments	—	(1,843)
Unrealized gain (loss) on derivative instruments	(1,862,113)	1,108,280
Total Other Income (Expense)	(1,957,340)	1,051,398

INCOME (LOSS) BEFORE INCOME TAXES	(2,514,745)	2,099,531

INCOME TAX(EXPENSE) BENEFIT	952,151	(726,722)

NET INCOME (LOSS)	$(1,562,594)	$1,372,809

Non–GAAP Financial Measures

Crimson also presents net cash flow from operations, exclusive of working capital items, which consists of net cash provided by operating activities plus the period change in accounts receivable, other current assets and accounts payable and accrued expenses. Management uses this measure to assess the company’s ability to generate cash to fund exploration and development activities. Management interprets trends in this measure in a similar manner as trends in cash flow and liquidity. Net cash flows from operations, exclusive of working capital items should not be considered as an alternative to net cash provided by operational activities as defined by GAAP. The following is a reconciliation of net cash provided by operating activities to net cash flow from operations, exclusive of working capital items:

	Three Months Ended
	March 31,
	2007	2006

Net cash provided by (used in) operating activities	$(3,530,563)	$2,742,910
Changes in working capital
Accounts receivable	1,005,270	(567,428)
Prepaid expenses	237,190	290,883
Accounts payable and accrued expenses	3,542,893	(76,683)

Net cash flow from operations, exclusive
of working capital items	$1,254,790	$2,389,682

Property Acquisition

On May 8, 2007, Crimson Exploration Inc. acquired a package of producing gas fields and undeveloped acreage in South Texas and South Louisiana from EXCO Resources, Inc. (“EXCO”) for $285.0 million in cash and 750,000 shares of Crimson common stock. Based on the $6.10 closing price of Crimson’s common stock on May 7, the total purchase price was approximately $289.6 million. The effective date of the acquisition was January 1, 2007, and after adjustment for interim activity subsequent to the effective date and other customary purchase price adjustments, the cash consideration paid at closing was approximately $245.4 million. EXCO acquired these properties as part of a larger property package on May 4, 2007.

The acquired assets are located primarily in Liberty and Lavaca counties of the Upper Texas Gulf Coast, Brooks County of south Texas and Calcasieu Parish of south Louisiana. Crimson acquired over 80,000 gross acres in prolific producing areas. Daily production from the acquired assets averaged an estimated 50 million cubic feet of natural gas equivalents (MMcfe) per day in January 2007, implying a purchase cost of $5,790 per Mcfe of daily production, prior to allocation of a portion of the purchase price to unproved reserves and undeveloped acreage.

For additional information, please see the press release issued on May 8, 2007 regarding this acquisition.

Operational Update

Production

Crimson produced approximately 543,000 mcfe of natural gas equivalents, or 6,031 mcfe per day, during the first quarter of 2007 compared to approximately 593,000 mcfe, or 6,585 mcfe per day, during the first quarter 2006. The decrease in production is primarily due to the loss of a well in our Madisonville field. Our April 2007 average daily production rate of approximately 6,000 mcfe is in line with the first quarter average. Production from the recent drilling success of our Rodessa project, also located in the Madisonville area, is expected to commence in June 2007.

Capital Expenditure Programs

General

Capital expenditures for the quarter 2007 were $6.4 million and related primarily to the completion, fracing and testing of the two Rodessa wells in the Madisonville field and work on completing the waste disposal facilities as noted below.

Madisonville Area

During the first quarter 2007 we successfully completed the Fuhlberg #1 well (78% WI) in the Rodessa formation in our Madisonville Field in Madison County, Texas. The well tested at an average rate of approximately 9,000 mcf per day (gross gas, including 30% inerts) through two sets of perforations. We are currently completing the Johnston #2 well.

Shortly after the end of the quarter, we were successful in plugging two non-producing wells in the vicinity of the disposal well, as was required by the Texas Railroad Commission before we can begin injecting waste gas into the disposal well.

As previously disclosed, the acid gas processing plant in the field is being expanded by its owner from a current capacity of approximately 17,000 mcf per day to approximately 70,000 mcf per day. The expansion, previously expected to be completed in December 2006, is now projected to be completed and fully operational in June, which should coincide with our commencement of production.

D-J Basin, CO

As previously disclosed, we have retained a Denver based consulting firm that is analyzing our entire holdings in the D-J Basin to identify additional potential drilling opportunities. That study is expected to be completed during the second quarter and further drilling in this area during 2007 will be based on the results of that study, and contingent upon rig availability.

Cameron Parish, LA

While first quarter 2007 production in this area was comparable to first quarter 2006 production, it has declined from the fourth quarter 2006 because of field decline. We believe that more recompletion opportunities exist in the field, however, additional technical staff will be necessary to properly review, plan and execute these opportunities.

Fort Worth Barnett Shale, Johnson and Tarrant Counties, Texas

During the first quarter 2007, we continued to acquire acreage related to our 12.5% non-operated working interest in the prolific Fort Worth Barnett Shale play in Johnson and Tarrant Counties. We and our partners have acquired 2,500 acres to date and will continue to pursue opportunities to accumulate additional acreage in the area throughout the year. Current plans are to drill the first well in June 2007, given rig availability.

South Texas

We have recently acquired a 15% working interest in the El Papalote Prospect in Zapata County, Texas. The prospect lies within the prolific Lobo/Perdido Trend of South Texas. The well commenced drilling in May 2007 and should be near completion in mid June 2007. Given success with this well, we anticipate the drilling of as many as 2-4 development wells. A second prospect in the region, the Ramirez Prospect, in which we will have a 30% working interest in this development-type well, is expected to be drilled immediately following the El Papalote Prospect. Within this exploratory program, we anticipate that we will have the option to participate in at least three additional prospects in this region throughout 2007.

We have also acquired a 75% working interest in the Cabernet and Merlot prospects in Matagorda County, Texas. We own approximately 900 gross acres covering both prospects.

Mississippi Coal Bed Methane

We have completed the drilling of three stratigraphic test wells and will now evaluate the data collected to date. Once this evaluation is completed, we will determine a long-term strategy for the project. Existing well control in the area shows the existence of coal beds, but limited quantitative and qualitative data is available to determine their producibility. The Company anticipates spending approximately $400,000 on the test wells and evaluation during 2007. Crimson will pay 85% of the cost of the core wells to earn an 85% working interest in the project.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2006 for a further discussion of these risks.

Contact:

Crimson Exploration Inc., Houston, TX
E. Joseph Grady, 713-236-7400
Source:	Crimson Exploration Inc.